DATED: 24 June 2000

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Sale and Purchase
Agreement
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between


Hang Fung Gold Technology Limited

Quality Prince Limited




and



New Epoch Holdings International Limited




relating to




the sale and purchase of 49.9% of the issued share capital of New Epoch Information (BVI) Limited








SIMMONS & SIMMONS

35th Floor  Cheung Kong Center,  2 Queen's Road  Central Hong Kong
Tel: (852) 2868 1131  Fax: (852) 2810 5040  DX 009121 Central 1    13 April 1999

                                    CONTENTS



1.       INTERPRETATION

2.       TRANSACTION

3.       CONDITIONS

4.       COMPLETION

5.       WARRANTIES AND UNDERTAKINGS OF THE PURCHASER

6.       DUE DILIGENCE

7.       WARRANTIES AND UNDERTAKINGS OF THE SELLER

8.       PRE-COMPLETION OBLIGATIONS OF THE PURCHASER

9.       PRE-COMPLETION OBLIGATIONS OF THE SELLER

10.      RIGHT OF FIRST REFUSAL

11.      MISCELLANEOUS  2

12.      NOTICES

13.      CONFIDENTIALITY 4

14.      COSTS AND EXPENSES

15.      GOVERNING LAW AND SERVICE AGENTS

SCHEDULE 1 : THE SHAREHOLDING STRUCTURE OF N GROUP  7

THIS AGREEMENT is dated 24 June 2000 and made
BETWEEN:

(1) Hang Fung Gold Technology Limited (the "Purchaser" or "HFG"), a company incorporated in Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

(2) New Epoch Holdings International Limited (the "Seller"), a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands; and

(3)  Quality  Prince  Limited,  a company  incorporated  in the  British  Virgin
     Islands and having its registered office c/o TrusNet (British Virgin Islands) Limited, TrustNet Chambers, P.O. Box 3344, Road Town, Tortola, British Virgin Islands ("QPL").


Background:

(A) The Seller is the legal and beneficial owner of the Purchased Shares (as defined below).

(B) The Purchaser has at the date of this Agreement an authorised share capital of HK$80,000,000, consisting of 8,000,000,000 shares of HK$0.01 each (the "Shares"), of which 3,150,000,000 Shares have been issued and are fully paid and are listed on the Stock Exchange (as defined below).

(C) The Seller has agreed to sell and the Purchaser has agreed to purchase the Purchased Shares (the "Purchase").

(D) As consideration for the Purchase, the Purchaser has agreed to allot and issue to the Seller the Consideration Shares (as defined below) on and subject to the terms and conditions set out in this Agreement.

(E) Application will be made to the Stock Exchange on behalf of the Purchaser for the listing of, and permission to deal in, the Consideration Shares.


IT IS HEREBY AGREED:-

1.   INTERPRETATION

In this Agreement, including the Recitals and the Schedules, the following expressions shall have the following meanings, unless the context otherwise requires:-

"Business Day" means any day (excluding a Saturday) on which banks in Hong Kong are generally open for banking business;

"CCASS" means the Central Clearing and Settlement System operated by Hong Kong Securities Clearing Company Limited;

"Completion" means completion of the Transaction under this Agreement whereupon the obligations set out in Clause 4 shall be performed by the Purchaser and the Seller;

"Completion Date" means on a date no later than seven Business Days after the date upon which the conditions set out in Clause 3.1 have been fulfilled or waived, or such other date as the Purchaser and the Seller may (subject to the fulfilment or waiver of the conditions set out in Clause 3.1) agree;

"Consents" includes any licence, consent, approval, authorisation, permission, waiver, order or exemption;

"Consideration" means the total consideration payable by the Purchaser for the Purchase, being HK$186,626,000;

"Consideration Shares" means 1,632,000,000 new Shares to be allotted and issued by the Purchaser to the Seller pursuant to this Agreement;

"Executive" means the executive director of the Corporate Finance Division of the SFC from time to time and any delegate of the executive director;

         "HFG Group" means the Purchaser and its Subsidiaries;

"HK Dollars" or "HK$"      means Hong Kong dollars, the lawful currency of Hong
Kong;

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"Listing Rules" means the Rules Governing the Listing of Securities on the Stock Exchange, as amended from time to time;

"Loan" means the HK$50 million loan facility to be advanced by HFG to N Ltd pursuant to the Loan Agreement;

"Loan Agreement" means the agreement of even date between HFG (as lender) and N Ltd (as borrower) in relation to the Loan;

"Management Accounts" means unaudited consolidated management accounts for the period up to the end of the second calendar month immediately preceding the month in which Completion takes place;

"N Group" means N Ltd, N Information and China International Electronic Commerce
(HK) Limited, in which N Information has a 49 per cent. equity interest;

"N Information" means New Epoch Information Company Limited, a wholly-owned subsidiary of N Ltd;

"N Ltd" means New Epoch Information (BVI) Limited, a wholly-owned subsidiary of the Seller;

"Parties" means the parties to this Agreement and their respective successors and permitted assigns;

"Purchase" has the meaning ascribed thereto in Recital (C);

"Purchased Shares" means 499 shares of US$1.00 each, representing 49.9% of the issued share capital of N Ltd and "Remaining Shares" means 501 shares of US$1.00 each representing the remaining 50.1% of the issued share capital of N Ltd;

"Purchaser Warranties" means the warranties given by the Purchaser as set out in Clause 5.1;

"Right of First Refusal" means the right to purchase the Remaining Shares which is exercisable by the Purchaser in the circumstances set out in clause 10;

"SFC" means the Securities and Futures Commission of Hong Kong;

"Seller Warranties" means the warranties given by the Seller as set out in Clause 7.1;

"Shares" has the meaning ascribed thereto in Recital (B);

"Stock Exchange" means The Stock Exchange of Hong Kong Limited;

"Subsidiary" has the meaning ascribed thereto under Section 2 of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong);

"Takeover Code" means the Hong Kong Code on Takeovers and Mergers;

"Transaction"   means  the  Purchase  and  the   allotment   and  issue  of  the
Consideration Shares;

"United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

"US$" means US dollars, the lawful currency of the United States of America.

References to Recitals, Clauses and Sub-clauses or Schedules are to recitals, clauses and sub-clauses of or schedules to this Agreement and the Recitals and the Schedules shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

The headings are for convenience only and do not affect interpretation of this Agreement.

Unless the context otherwise requires:-

words in the singular include the plural, and vice versa;

words importing any gender include all genders;

a reference to a "person" shall be construed so as to include any individual, firm, business, company, body corporate or unincorporated or other juridical person, government, federation, state or agency thereof or any joint venture, association, partnership or trust (whether or not having separate legal personality);

a reference to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established; and

a reference to a statute or statutory provision shall be construed as a reference:- to that statute or provision as from time to time amended, modified or re-enacted; to any repealed statute or statutory provision which it re-enacts (with or without modification);

to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

References to writing shall include any modes of reproducing words in a legible and non- transitory form.

Reference to a time of the day is to Hong Kong time.

2.   TRANSACTION

Subject to and upon the terms and conditions set out in this Agreement, the Seller agrees to sell and the Purchaser agrees to purchase the Purchased Shares, and the Purchaser agrees to allot and issue the Consideration Shares (subject to the Memorandum of Association and Bye-laws of the Purchaser) upon Completion.

3.   CONDITIONS

Completion is conditional upon the following conditions having been fulfilled in accordance with Clause 3.3:-

the shareholders of the Purchaser having approved in general meeting the Loan, the Purchase and the allotment and issue of the Consideration Shares in accordance with the terms of this Agreement, with such shareholders abstaining from voting as may be so required by law, the Listing Rules, the Takeover Code or by the Stock Exchange and/or the SFC;

the Stock Exchange having approved the listing of, and permission to deal in, the Consideration Shares;

the Bermuda Monetary Authority having given its consent (if required) to the allotment and issue of the Consideration Shares;

all other Consents (if any) which are required or appropriate for the entering into or the performance of obligations under this Agreement by the Parties having been obtained, including, without limitation, the Consents (if required) of the shareholders of the Seller, the Stock Exchange and the SFC and all filings with any relevant governmental or regulatory authorities and other relevant third parties (including without limitation courts and banks) in Hong Kong, Bermuda, the United States or elsewhere which are required or appropriate for the entering into and the implementation of this Agreement having been made and such Consents (if any) remaining in full force and effect and there being no statement, notification or intimation of an intention to revoke or not to renew the same having been received;

the Purchaser having completed its due diligence review of the N Group and being satisfied as to the financial, contractual, taxation and trading positions of the members of the N Group and their respective business(es); and

the Seller having completed its due diligence review of the HFG Group and being satisfied as to the financial, contractual, taxation and trading positions of the members of the HFG Group and their respective business(es).

Each of the Parties shall use its reasonable endeavours to procure the fulfilment of the conditions set out in Clause 3.1 by no later than 30 September 2000. In particular, the Seller shall furnish such information and documents, give such undertakings, execute all such applications and documents and do all such acts and things as may be reasonably required by the Stock Exchange and/or the SFC for the purpose of fulfilling such conditions.

The Purchaser shall send a notice in writing to the Seller together with evidence in support thereof as soon as practicable after the conditions set out in Clause 3.1 have been fulfilled, notifying such fulfilment.

If the conditions set out in Clause 3.1 shall not have been fulfilled (or waived pursuant to Clause 3.5) on or prior to 5.00 p.m. on 30 September 2000 (or such later time and/or date as the Parties may agree in writing), this Agreement shall forthwith lapse automatically and be of no further effect (save and except Clauses 11 to 15) and no Party shall have any claim against the other Party for costs, damages, compensation or otherwise under this Agreement (save in respect of any breach of Clause 3.2 or any antecedent breach).

The Seller may waive the condition set out in Sub-clause 3.1(F), at any time by notice in writing to the Purchaser. The Purchaser may waive the condition set out in Sub-clause 3.1(E) at any time by notice in writing to the Purchaser.

The Purchaser undertakes to do all that is necessary to maintain the public float of the Company upon Completion or as soon as practicable thereafter as required by the Listing Rules including to effect a placing of Shares.

4.   COMPLETION

Subject to the fulfilment or a waiver of the conditions set out in Clause 3.1, Completion shall take place on the Completion Date at the offices of Simmons & Simmons at 35th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong when all (but not part only) of the following businesses shall be transacted:-

the Seller shall:-

deliver to the Purchaser a duly executed instrument of transfer and the share certificate(s) relating to the Purchased Shares; deliver to the Purchaser certified true copies of the minutes of a meeting of the board of directors of the Seller approving this Agreement and all matters contemplated hereunder and evidencing the authority of the person(s) executing this Agreement and of N Ltd approving the transfer of the Purchased Shares and appointing the new director as the Purchaser may nominate pursuant to Clause 4.1(A)(3); and

cause one person as the Purchaser may nominate as director of N Ltd with effect from Completion.

the Purchaser shall:-

allot and issue to the Seller the Consideration Shares;

deliver to the Seller definitive share certificate(s) in respect of the Consideration Shares in board lots issued in the name of the Seller, or HKSCC Nominees Limited if so designated by the Sellers; and

deliver to the Seller a certified true copy of the minutes of a meeting of the board of directors of the Purchaser approving this Agreement and all matters contemplated hereunder and evidencing the authority of the person(s) executing this Agreement.

The Purchaser shall:

cause the three persons as the Seller may nominate and the one person as QPL may nominate in addition to the two existing executive directors of the Purchaser to be validly appointed as executive directors of the Purchaser with effect from the Completion Date;

cause such existing non-executive directors of the Purchaser (save for Mr Ku Suen Fai) to resign with effect from Completion Date in each case, each delivering to the Seller under seal confirmations that he/she has no claim against the relevant member(s) of the HFG Group for compensation or otherwise, in a form reasonably acceptable to the Seller;

cause two such persons as the Seller may nominate to be validly appointed as independent non-executive directors of the Purchaser (in addition to the three persons nominated by the Seller under Clause 4.2(A)) and cause such persons to be appointed to the audit committee of the Purchaser;

cause Mr. Fok Chun Yue, Benjamin or such other person as he may nominate to be validly appointed as chief executive officer of the Purchaser and of N Information and the other Subsidiaries of the Company which are engaged in Internet-related businesses (other than Jubonet.com Inc.) respectively;

cause such persons as the Seller may nominate to be validly appointed to a new management team of the Purchaser to manage the Internet-related businesses (other than Jubonet.com Inc.) of the Purchaser.

If in any respect the provisions of Clause 4.1 are not complied with by the Seller or the Purchaser (as the case may be) on or before the Completion Date, or if at any time prior to Completion any of the Seller Warranties or the Purchaser Warranties is found to be untrue or incorrect in any material respect as at the date of its being made or if the Purchaser or the Seller has not complied in any material respect with its obligations under Clause 8.1 and Clause 9.1, without prejudice to any other remedies available to the Party not in default, the Party not in default may:

defer Completion to a date not more than 14 days after the Completion Date (and so that the provisions of this Clause 4.3 shall apply to Completion as so deferred); or

proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

rescind this Agreement.

5.   WARRANTIES AND UNDERTAKINGS OF THE PURCHASER

In consideration of the Seller entering into this Agreement, the Purchaser hereby warrants that each of the following statements is and will at Completion be true and correct, and not misleading in any material respect:-

each member of the HFG Group is duly incorporated under the laws of its jurisdiction of incorporation and is validly existing and in good standing and has corporate power to own property and assets and will at Completion be of such financial standing to ensure that it can meet its obligations arising under or contemplated by the terms of this Agreement;

the Purchaser has full power and authority under its constitutional documents to enter into this Agreement and this Agreement is duly authorised and constitutes valid and legally binding and enforceable obligations of the Purchaser; except as such enforceability may be limited under applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium or similar laws of general applicability relating to or affecting creditor's rights and to general equitable principles;

except for the Consents stated in Clause 3.1, no other Consent is or will be required in connection with the execution, delivery and performance of this Agreement by the Purchaser; and

as at the date of this Agreement, the entire authorised share capital of the Purchaser is HK$80,000,000 divided into 8,000,000,000 Shares, of which 3,150,000,000 Shares are issued and fully paid. Immediately upon the Completion, and on the basis that all outstanding options granted by the Purchaser pursuant to its employee share option scheme are exercised in full, the Consideration Shares will constitute not less than 32 per cent. of the enlarged issued share capital of the Purchaser. Upon the registration of the Seller as a member of the Purchaser, the Seller will be the registered and legal owner of the Consideration Shares free and clear of all liens, charges, encumbrances or other third party rights of any kind other than those contained in the constitutional documents of the Purchaser or any agreement to which the Seller is a party.

Subject to the provisions of this Clause 5, the Purchaser shall indemnify the Seller from and against any depletion or diminution in the value of any assets of the HFG Group as a result of any loss, damages, claims, liability, costs and expenses incurred or suffered by the Seller arising from or in connection with any breach of the Purchaser Warranties.

Notwithstanding the provisions of Clause 5.2, the Purchaser shall not be liable for a claim for breach of any of the Warranties:-

which arises as a result of legislation which comes into force after the date of this Agreement; or

to the extent that such liability arises by reason of any act or omission effected by the Seller after the Completion Date.

The Purchaser shall not be liable in respect of any representation, warranty, undertaking or indemnity under this Agreement after the date falling 18 months after the Completion Date.

The aggregate liability of the Purchaser in respect of the representations, warranties, undertakings and indemnities contained in this Agreement shall not exceed the Consideration.

6.   DUE DILIGENCE

From the date of this Agreement, the Seller and any persons authorised by it, upon reasonable notice and subject to such confidentiality undertakings as the Purchaser may reasonably require shall be allowed access to the premises, books and records of the HFG Group, and the Purchaser shall supply or procure the supply of any information reasonably required by the Seller relating to the HFG Group.

From the date of this Agreement, the Purchaser and any persons authorised by it, upon reasonable notice and subject to such confidentiality undertakings as the Seller may reasonably require shall be allowed access to the premises, books and records of the N Group, and the Seller shall supply or procure the supply of any information reasonably required by the Purchaser relating to the N Group.

7.   WARRANTIES AND UNDERTAKINGS OF THE SELLER

In consideration of the Purchaser entering into this Agreement and agreeing to perform its obligations hereunder, the Seller hereby warrants, represents and undertakes to and for the benefit of the Purchaser that:

each member of the N Group is duly incorporated under the laws of its jurisdiction of incorporation and is validly existing and in good standing and has corporate power to own property and assets and will at Completion be of such financial standing to ensure that it can meet its obligations arising under or contemplated by the terms of this Agreement;

the Seller has full power and authority under its constitutional documents to enter into this Agreement and this Agreement is duly authorised and constitutes valid and legally binding and enforceable obligations of the Seller; except as such enforceability may be limited under applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium or similar laws of general applicability relating to or affecting creditor's rights and to general equitable principles;

the Seller,  its directors,  substantial  shareholders and principal  beneficial owners are independent of and are not connected with the directors, chief executive or substantial shareholders of the Purchaser nor any of its Subsidiaries nor any of their respective associates (as defined in the Listing Rules);

subject to and, at Completion, the Seller shall accept the Consideration Shares subject to the Memorandum of Association and Bye-laws of the Purchaser;

neither the Seller nor any persons acting in concert with any of them (as such term is defined in the Takeover Code) has in the six months prior to the date of this Agreement acquired any voting rights in the Purchaser and shall not, between the date of this Agreement and the date of a meeting of shareholders in the Purchaser called to approve the transactions contemplated by this Agreement pursuant to a circular to such shareholders, acquire any such right;

the diagram attached as Schedule 1 accurately reflects the corporate structure of the N Group as at the date hereof; and

the Purchased Shares  represents and will at Completion  represent not less than
49.9 per cent of the issued share capital of N Ltd and upon the registration of the Purchaser as a member of the Company, the Purchaser will be the registered and legal owner of the Purchased Shares free and clear of all liens, charges, encumbrances or other third party rights of any kind other than those contained in the constitutional documents of the Company and shall rank pari passu in all respects with the Remaining Shares.

8.   PRE-COMPLETION OBLIGATIONS OF THE PURCHASER

The Purchaser hereby undertakes that the business of the HFG Group shall be operated until Completion in the ordinary course of day-to-day operations and in the same manner as it was operated before Completion and that the Purchaser shall procure that no member of the HFG Group shall prior to Completion, without the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed):-

issue, or agree to issue, any share or loan capital, or grant or agree to grant, or redeem, any option or amend the terms of any existing option over or right to acquire or subscribe any of its share or loan capital, save pursuant to existing contractual obligations to issue shares;

take any action which would result in the Seller acquiring on Completion an aggregate percentage interest in the Purchaser (on an enlarged basis) lower than 32 per cent;

borrow or raise money other than on normal commercial terms in the ordinary course of its business for an aggregate amount which exceeds HK$10,000,000;

terminate or vary any material agreement, arrangement or understanding;

declare, pay or make any dividends or other distributions;

create or permit to arise any mortgage, charge, lien, pledge, other form of security or encumbrance of equity of whatsoever nature, whether similar to the foregoing or not, on or in respect of any part of its undertaking, property or assets other than liens arising by operation of law in amounts which are not material or other than mortgages, charges, liens, pledges or other form of security given in relation to banking facilities made available to any member of the HFG Group or the obligations of any member of the HFG Group in the ordinary and usual course of trading;

give any guarantee, indemnity, surety or security other than guarantees, indemnity, surety or security given in relation to banking facilities made available to any member of the HFG Group or the obligations of any member of the HFG Group in the ordinary and usual course of trading;

other than in the ordinary and usual course of its business, compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing;

otherwise than in the ordinary course of its business, release, compromise or write off any material amount recorded in the books of account of the relevant member of the Group as owing by any debtors of such member of the HFG Group; or

let or agree to let or otherwise part with possession or ownership of the whole or any part of the properties owned or leased by the HFG Group nor purchase, take on lease or assume possession of any real property.

As from the date of this Agreement, subject to Clause 8.4, the Purchaser shall use its reasonable endeavours to give to the Seller and any persons authorised by any of them all such information relating to each member of the HFG Group and such access to the premises and all books, title deeds, records, accounts and other documentation of each member of the HFG Group as the Seller may reasonably request and that the officers and employees of each member of the HFG Group shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be reasonably requested by any of them.

The Seller undertakes to the Purchaser that it shall treat, and shall procure that its shareholders, agents and professional advisers shall treat, any documents or information of a confidential nature obtained by it pursuant to Clause 8.3 or otherwise delivered or made available to it, its shareholders, agents or professional advisers prior to the date of this Agreement (the "Purchaser Confidential Information") as strictly confidential; use the Confidential Information solely to evaluate the transactions as contemplated under this Agreement and for no other purpose; use its reasonable endeavours to ensure that the Confidential Information is not disclosed to any person other than to its directors, employees, partners, investors, lenders, potential lenders, agents and professional advisors whose duties will require them to process any of such information, or as required by applicable law; and return the Purchaser Confidential Information on demand by the Purchaser if this Agreement is not consummated in accordance with the terms hereunder. The obligation of confidentiality under this Clause 8.4 shall be subject to the permitted disclosures referred to in Clause 13.2.

The Purchaser shall deliver to the Seller a copy of the Management Accounts of the HFG Group as soon as they are available and shall use its best endeavours to procure such delivery not later than 14 days prior to Completion.

8.5 Each of the Purchaser and QPL hereby represents, warrants and undertakes that:-

it has not entered into discussions or negotiations with, or provided any information concerning the Purchaser to; and

it shall not at anytime prior to 30 September 2000 enter into discussions or negotiations with, or provide any information concerning the Purchaser to,

any third party other than in the ordinary course of the business of the Purchaser or its Subsidiaries and:-

(1) related parties in relation to a jewellery portal or other transactions or proposed transactions which have already been announced by the Purchaser; or

(2) the Stock Exchange or the SFC in relation to any transaction which would or might result in the transactions contemplated herein (or any part thereof) or the implementation thereof or the Completion being frustrated.

9.   PRE-COMPLETION OBLIGATIONS OF THE SELLER

The Seller hereby undertakes that the business of the N Group shall be operated until Completion in the ordinary course of day-to-day operations and in the same manner as it was operated before Completion and that the Seller shall procure that no member of the N Group (except China International Electronic Commerce
(HK) Limited) shall prior to Completion, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed):-

issue, or agree to issue, any share or loan capital, or grant or agree to grant, or redeem, any option or amend the terms of any existing option over or right to acquire or subscribe any of its share or loan capital;

borrow or raise money other than on normal commercial terms in the ordinary course of its business for an aggregate amount which exceeds HK$10,000,000;

terminate or vary any material agreement, arrangement or understanding;

declare, pay or make any dividends or other distributions;

create or permit to arise any mortgage, charge, lien, pledge, other form of security or encumbrance of equity of whatsoever nature, whether similar to the foregoing or not, on or in respect of any part of its undertaking, property or assets other than liens arising by operation of law in amounts which are not material or other than mortgages, charges, liens, pledges or other form of security given in relation to banking facilities made available to any member of the N Group or the obligations of any member of the N Group in the ordinary and usual course of trading;

give any guarantee, indemnity, surety or security other than guarantees, indemnity, surety or security given in relation to banking facilities made available to any member of the N Group or the obligations of any member of the N Group in the ordinary and usual course of trading;

other than in the ordinary and usual course of its business, compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing;

otherwise than in the ordinary course of its business, release, compromise or write off any material amount recorded in the books of account of the relevant member of the N Group as owing by any debtors of such member of the N Group; or

let or agree to let or otherwise part with possession or ownership of the whole or any part of the properties owned or leased by the N Group nor purchase, take on lease or assume possession of any real property.

The Seller shall use its reasonable endeavours to assist the Purchaser in all its negotiations and exchanges of correspondence in relation to the transactions referred to herein with the SFC, the Stock Exchange and other relevant authorities in Hong Kong.

     As from the date of this Agreement, subject to Clause 9.4, the Seller shall use its reasonable endeavours to give to the Purchaser and any persons authorised by any of them all such information relating to each member of the N Group and such access to the premises and all books, title deeds, records, accounts and other documentation of each member of the N Group as the Purchaser may reasonably request and that the officers and employees of each member of the N Group shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be reasonably requested by any of them.

The Purchaser undertakes to the Seller that it shall treat, and shall procure that its shareholders, agents and professional advisers shall treat, any documents or information of a confidential nature obtained by it pursuant to Clause 9.3 or otherwise delivered or made available to it, its shareholders, agents or professional advisers prior to the date of this Agreement (the "Confidential Information") as strictly confidential; use the Confidential Information solely to evaluate the transactions as contemplated under this Agreement and for no other purpose; use its reasonable endeavours to ensure that the Confidential Information is not disclosed to any person other than to its directors, employees, partners, investors, lenders, potential lenders, agents and professional advisors whose duties will require them to process any of such information, or as required by applicable law; and return the Confidential Information on demand by the Seller if this Agreement is not consummated in accordance with the terms hereunder. The obligation of confidentiality under this Clause 9.4 shall be subject to the permitted disclosures referred to in Clause 13.2.

The Seller shall deliver to the Purchaser a copy of the Management Accounts of the N Group as soon as they are available and shall use its best endeavours to procure such delivery not later than 14 days prior to Completion.

10.      RIGHTS OVER THE SHARES

10.1     Notice of desire to sell

The Seller agrees that if at any time during the period of 3 years from the Completion Date it intends to sell all (but not part) of the Remaining Shares, it shall give written notice ("Notice") to the Purchaser of its desire to sell or otherwise dispose of the Remaining Shares by making to the Purchaser an offer to sell the Remaining Shares and the Purchaser shall be at liberty within 7 days of the receipt of such Notice to exercise the First Right of Refusal on the terms and conditions of this clause.

10.2     Exercise of Right of First Refusal

The Right of First Refusal shall be exercisable by notice in writing to the Seller at any time within 7 days from receipt of the Notice and if the same shall be exercised, the Seller and the Purchaser shall enter into a sale and purchase agreement on terms no less favourable to the Purchaser than those set out in this Agreement pursuant to which, inter alia, the Seller shall sell and the Purchaser shall buy (subject to and conditional upon the Seller and the Purchaser, as the case may be, complying with the then applicable requirements of the Listing Rules and the Takeover Code) the Remaining Shares at a consideration being equal to 50.1% of the then fair market value (to be determined by an independent valuer appointed jointly by the Seller and the Purchaser) of N Information and to be payable, at the election of the Purchaser,
(i) in cash or (ii) by the issue of new Shares at HK$0.114 per Share if the Right of First Refusal is exercised within two years of the Completion Date and otherwise at 90% of the average closing price per Share for the period of 30 trading days prior to (but including) the date of the exercise of the Right of First Refusal. The Seller hereby undertakes to the Purchaser to comply with all the requirements of the Takeover Code then applicable to the Seller if the Purchaser elects to issue Shares in relation to its purchase of the Remaining Shares.

10.3     Failure to exercise the Right of First Refusal

If the Purchaser shall for whatever reason fail to exercise the Right of First Refusal in accordance with this clause, the Seller shall be at liberty at any time to sell any Remaining Shares to any third party on terms (including the price) or otherwise deal with any Remaining Shares as the Seller may in its discretion determine within three months thereafter. If the Seller wishes to sell or otherwise dispose of the Remaining Shares after that period of 3 months, this Clause 10 shall apply.

10.4     Non disposal undertaking

The Purchaser hereby undertakes not to dispose of its interest in N Ltd without the prior written consent of the Vendor.

11.  MISCELLANEOUS

Time shall be of the essence of this Agreement.

Any provision of this Agreement which is capable of being performed after but which has not been performed at or before Completion shall remain in full force and effect notwithstanding Completion.

(A) None of the Parties may assign all or any of its rights or obligations under this Agreement unless with the prior written consent of the other Parties.

(B) Subject to Sub-clause 11.3(A), this Agreement shall be binding on and enure for the benefit of the successors and permitted assigns of each of the Parties.

Unless otherwise provided in this Agreement, any remedy conferred on any Party for breach of this Agreement shall be in addition and without prejudice to all other rights and remedies available to it and the exercise of or failure to exercise any remedy shall not constitute a waiver by such Party of any of its rights or remedies.

This Agreement shall supersede all and any previous agreements or arrangements between the Parties or any of them relating to the subject matter under this Agreement (including the Sale and Purchase Agreement entered into by the Parties on 19 June 2000) and all or any such previous agreements or arrangements (if any) shall cease and determine with effect from the date of this Agreement.

This Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof (no Party having relied on any representation, warranty or undertaking made by any other Party which is not a term of this Agreement) and no future variation shall be effective unless made in writing and signed by each of the Parties.

Each of the Parties undertakes with the other that it shall do, or shall procure to be done, all such acts and things and shall execute, or shall procure to be executed, all such documents as may be necessary or appropriate to implement the provisions of this Agreement or otherwise to give full legal force and effect thereof.

The Parties intended that the provisions of this Agreement shall be enforced to the maximum extent permissible under the laws applied in each jurisdiction in which enforcement of any provisions of this Agreement is sought. If any particular provision or part of this Agreement shall be held to be invalid or unenforceable, this Agreement shall be deemed to be amended by the deletion of the provision or part held to be invalid or unenforceable or, to the extent permissible by the applicable laws of the relevant jurisdiction in which such enforcement is sought, such provision or part shall be deemed to be varied in such a way as to achieve most closely the purpose of the original provision or part in a manner which is valid and enforceable, provided that for the avoidance of doubt, such amendments shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which the decision as to invalidity or unenforceability is made.

No delay or omission on the part of any Party in exercising any right, power or privilege shall operate to impair such right, power or privilege or be construed as a waiver by such Party of the same and no single or partial exercise or non-exercise or delay in exercising any right, power or privilege by any Party shall in any circumstances preclude any other or further exercise by such Party of such right, power or privilege or the exercise of any other right, power or privilege by such Party.

All sums payable by any Party under this Agreement shall be made free of any set-off, counterclaim or other deduction of any nature whatsoever, except as may be required by law.

This Agreement may be executed in various counterparts and by different Parties on separate counterparts, which when taken together shall be deemed to constitute one agreement.

12.  NOTICES

Any notice or other communication given or made under this Agreement shall be in writing and shall be addressed as provided in Clause 12.2 and, if so addressed, shall be deemed to have been duly given or made as follows:-

if sent by personal  delivery,  upon  delivery  at the  address of the  relevant
Party;

if sent by registered post, two Business Days after the date of posting; and

if sent by facsimile, upon despatch to the facsimile number of the recipient, with the production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

The relevant address and facsimile number of each Party for the purposes of this Agreement, subject to Clause 12.3, are as follows:-

Hang Fung Gold Technology Limited: Unit 25-32, 2/F, Block B, Focal Industrial Centre, 21 Man Lok Street, Hunghom, Kowloon, Hong Kong (Attention: Mr Patrick Wong, facsimile number (852) 2362-3034);

New Epoch Holdings International: Room 3606 Shun Tak Center West Tower, 200 Connaught Road Central, Hong Kong (Attention: Mr Benjamin Fok, facsimile number
(852) 2964-0221); and

Quality Prince Limited: Unit 25-32, 2/F, Block B, Focal Industrial Centre, 21 Man Lok Street, Hunghom, Kowloon, Hong Kong (Attention: Mr Patrick Wong, facsimile number (852) 2362- 3034).

A Party may notify the other Party of a change to its name, address or facsimile number for the purpose of Clause 12.2, provided that such notification shall only be effective on:-

if paragraph (B) below does not apply, the date specified in the notification as the date on which the change is to take place; or

if no date is specified or the date specified is less than two Business Days after the date on which the notice is given, the date falling two Business Days after notice of any such change has been given.

13.  CONFIDENTIALITY

The terms contained in, and the subject matter under, this Agreement shall be and remain confidential save for disclosure to professional advisers and (if required) regulatory authorities in Hong Kong or otherwise as required by law and/or regulations. Where any press or other announcement is required by law or regulations, the Stock Exchange, the SFC or other regulatory authorities, the Party proposing to make the announcement shall so far as practicable consult and obtain the consent from the other Party regarding the terms of such announcement prior to its release, which consent shall not be unreasonably withheld or delayed.

A Party may disclose information which would otherwise be confidential if and to the extent:-

the information has come into the public domain through no fault of that Party; or the other Party has given prior written approval to the disclosure.

14.  COSTS AND EXPENSES

     Each Party shall bear its own costs and expenses in relation to the negotiations, preparation, execution and performance of this Agreement, any due diligence conducted by it and all matters contemplated under this Agreement.

15.  GOVERNING LAW AND SERVICE AGENTS

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and each Party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

The Seller hereby irrevocably authorises and appoints Mr Fok Chun Yue, Benjamin of Room 3606 Shun Tak Center West Tower, 200 Connaught Road Central, Hong Kong (or such other person being resident of or incorporated in Hong Kong as it may by notice to the other Party substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on Mr Fok Chun Yue, Benjamin (or such substitute) shall be deemed to be service on the Seller.

QPL hereby irrevocably authorises and appoints Mr Lam Sai Wing of Unit 25-32, 2/F, Block B, Focal Industrial Centre, 21 Man Lok Street, Hunghom, Kowloon, Hong Kong (or such other person being resident of or incorporated in Hong Kong as it may by notice to the other Party substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on Mr Lam Sai Wing (or such substitute) shall be deemed to be service on Quality Prince Limited.

IN WITNESS whereof this Agreement has been entered into on the day and year first above written.

SIGNED by                                   )
                                            )
for and on behalf of                        )
HANG FUNG GOLD                              )
TECHNOLOGY LIMITED                          )
in the presence of:-                        )






SIGNED by                                   )

                                            )

for and on behalf of                        )

QUALITY PRINCE LIMITED                      )

in the presence of:-                        )







SIGNED by                                   )

                                            )

for and on behalf of                        )

NEW EPOCH HOLDING                           )

INTERNATIONAL LIMITED                       )

in the presence of:-                        )

                     : THE SHAREHOLDING STRUCTURE OF N GROUP



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